UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza
Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

(404) 676-2121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 21, 2016, Evan G. Greenberg informed The Coca-Cola Company (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”), effective as of October 1, 2016, due to the increase in demands on his time, particularly following the acquisition by ACE Limited (renamed Chubb Limited) of The Chubb Corporation earlier this year. As a result, his resignation will allow him to devote more time and attention to other business commitments and pursuits, including as Chairman and Chief Executive Officer of Chubb Limited.

Mr. Greenberg did not communicate to the Company any disagreement with the Company regarding its operations, policies or practices in connection with his resignation, nor is the Company aware of any such disagreement. The Company is grateful to Mr. Greenberg for his valued service on the Board, particularly as chair of its Audit Committee.

Ronald W. Allen has been appointed Acting Chair of the Audit Committee.

A copy of the press release issued by the Company is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1       Press Release of The Coca-Cola Company, dated September 26, 2016, regarding Evan G. Greenberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: September 26, 2016	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel and
Chief Legal Counsel